Exhibit 21.1
INTERMEC, INC.
SUBSIDIARIES OF THE REGISTRANT
AS AT DECEMBER 31, 2012
Infolink Group Limited (AUSTRALIA)
Intermec (Beijing) Technology Co., Ltd. (CHINA)
Intermec (South America) Ltda. (BRAZIL)
Intermec Europe Limited (U.K.)
Intermec International B.V. (NETHERLANDS)
Intermec International Inc. (WASHINGTON)
Intermec IP Corp. (DELAWARE)
Intermec Label Products B.V. (NETHERLANDS)
Intermec Scanner Technology Center S.A.S. (FRANCE)
Intermec Technologies (S) Pte Ltd (SINGAPORE)
Intermec Technologies A/S (DENMARK)
Intermec Technologies AB (SWEDEN)
Intermec Technologies Benelux B.V. (NETHERLANDS)
Intermec Technologies Canada ULC (CANADA)
Intermec Technologies Corporation (WASHINGTON)
Intermec Technologies de México, S. de R.L. de C.V. (MEXICO)
Intermec Technologies GmbH (GERMANY)
Intermec Technologies S.A.S. (FRANCE)
Intermec Technologies S.r.l. (ITALY)
Intermec Technologies, S.L.U. (SPAIN)
Intermec Technologies U.K. Limited (U.K.)
ITC Intermec Technologies Corporation AS (NORWAY)
Vocollect, Inc. (PENNSYLVANIA)
The Registrant has additional operating subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.
All above-listed subsidiaries have been consolidated in the Registrant’s financial statements.